UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC	20007
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

The following includes an update of the information first disclosed in the Company’s Form 8-K dated April 2, 2007.

The Company’s Audit Committee has conducted additional review using the services of independent counsel and other experts with respect to the matters identified below. It is the conclusion of the Audit Committee that these matters resulted from misapplication of GAAP; improperly recognized revenue and improperly deferred expenses; inadequate controls and insufficient processes, procedures and expertise. In response, the Company is currently developing and implementing a remediation plan, which will include a reorganization of the finance and accounting functions within the Company.

Fiscal Year 2006

On April 2, 2007, the Company’s management and Audit Committee concluded that the Company’s unaudited financial statements for the quarterly periods ended June 30, 2006 and September 30, 2006 each as filed on Form 10-Q (the “2nd and 3rd Quarter Financials”) as well as the unaudited financial results for the quarter and year-ended December 31, 2006 included in the Company’s earnings release issued on February 22, 2007 (the “Year End Results”) should no longer be relied upon as a result of certain errors discovered subsequent to the issuance of the Year End Results. At this time the Company has identified the matters set forth below which will require changes to the 2nd and 3rd Quarter Financials and unaudited Year End Results. Certain additional matters are also subject to an ongoing review. The matters for which changes will be required are:

•

In 2006, the Company recorded net activation and services revenue of approximately $16 million related to certain carrier commissions and bonuses which it had deemed collectible. The Company now believes that it was inappropriate to have recorded revenue associated with these matters until such collections are received. The Company will continue its efforts to collect amounts outstanding and will record related receipts as revenue at the time of collection.

•

The Company has identified a deficiency in its process for recording certain fees due from consumers when contracts are canceled within specified time periods or the wireless device is not returned to the Company as is required under the contract with the customer (“Equipment Discount Provisions” or “EDPs”). The Company believes that $2.5 million in revenue originally recorded as being earned and the related accounts receivable amount should be reduced to be reflective of such historical experience without regard to improvements in collections expected in the future from additional collection processes being employed. If the Company ultimately is able to collect on or sell these pools of consumer receivables at a more favorable rate, a gain may be recorded at the time of such collection or sale, subject to the terms of the agreements. The Company has identified a third party marketplace for the sale of its EDP receivables and is actively marketing these assets.

•

The Company has identified an error in the recording of accrued expenses and reserves for consumer product rebates totaling $4.9 million. These amounts should have been recorded as either an expense or reduction to equipment revenue in 2006. The Company believes that $3.3 million of the total adjustment is related to additional expenses for rebates paid to consumers as “goodwill” prior to its settlement with the Attorney General of the District of Columbia.

•

The Company has identified other accounting adjustments of approximately $3 million, net, related to the correction of certain equipment expenses, sales and marketing expenses, and general and administrative expenses associated with accruals of professional fees, unbilled inventory, the write-off of certain assets on the balance sheet, and other adjustments.

The Company expects to amend the previously filed Form 10-Qs for the 2nd and 3rd Quarter Financials and the Year End Results with an aggregate impact greater than anticipated at the time of the Company’s original April 2, 2007 Form 8-K filing. The Company currently expects that it will increase its previously reported net loss to reflect an aggregate net loss of approximately $43 million to $49 million for the year. A portion of these adjustments should be mitigated by dollars that have already been reserved. The foregoing continues to be an estimate and is subject to change until the Company’s outside audit is complete. In addition, given the adjustments and errors identified to date as described above and the ongoing audit of 2006, the Company’s management and Audit Committee have concluded that the unaudited financial statements for the quarter ended March 31, 2006 should no longer be relied upon. At the present time, no matters have come to the Company’s attention that would result in a restatement of the March 31, 2006 financial statements. The Company expects to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 within two to three weeks. The Company will file its restated financial statements for the quarterly periods ended June 30, 2006, and September 30, 2006, as well as its Form 10-Q for the first quarter of 2007 together with the filing of the Annual Report on Form 10-K.

Additionally, the Company has identified six material weaknesses in its internal controls over financial reporting. At the entity level, management identified a material weakness in its control environment because it lacked a sufficient number of employees with appropriate levels of knowledge, expertise and training in the application of generally accepted accounting principles in certain groups. At the transactional level, due to the lack of sufficient personnel, the Company was unable to properly perform certain accounting procedures in a timely manner relating to the recording of carrier commissions. Additionally, the Company inappropriately recorded receivables from the carriers that were not supported by historical experience. Also, the Company identified a material weakness in its process for recording revenue relating to EDPs as well as a material weakness due to a failure within the Company to effectively communicate information to its finance department necessary to record certain marketing expenses on a timely basis. Finally, the Company did not utilize an appropriate methodology for recording consumer product rebates. The Company will be required to provide an assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting when it files its Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Management has already taken some action to remediate the material weaknesses described above based on an evaluation of the accounting staffing, systems, policies and procedures relating to revenue recognition, however, our efforts to remediate deficiencies surrounding the levels of our staffing and related levels of expertise may take some time to remediate over the next several quarters.

Fiscal Year 2005

In addition to the 2006 issues discussed above, the Company has identified an error regarding a marketing expense of approximately $1.2 million that should have been recorded in the quarter and year ended December 31, 2005. Of such amount, $600,000 was recorded in the quarter ended December 31, 2006. If it had been properly recorded, such additional expense would have increased the Company’s net loss for the quarter ended December 31, 2005 from approximately $24.8 million to approximately $26.0 million. As a result of this new disclosure, on May 1, 2007, the Company’s management and Audit Committee concluded that the Company’s audited financial statements for the fiscal year ended December 31, 2005 should no longer be relied upon. The Company and the Audit Committee are continuing their review and have not yet determined whether a restatement of financial results for the year ended December 31, 2005 will be required. As a result of its review the Company may discover additional errors to its previously filed financial statements.

The Company’s management and its Audit Committee have discussed the matters described in this Form 8-K/A with Grant Thornton LLP, the Company’s independent registered public accounting firm.

Item 8.01	Other Items

The Company has entered into amendments to its Credit Agreement dated November 7, 2006 with Goldman Sachs Credit Partners L.P. (“Goldman Sachs”), as Lead Arranger, Lead Bookrunner and Lead Syndication Agent, Citicorp North America, Inc., as Administrative Agent, and the lenders from time to time party thereto which have provided, among other matters, that the Company has until May 31, 2007 to comply with covenants requiring delivery of full-year audited financial statements for fiscal 2006.

Business Update

•	The Company had total activation transactions of approximately 380,000 of wireless phones and other services for the first quarter of 2007 and

•	The Company now expects to pass the milestone of 1,000,000 residual subscribers by mid-year 2007.

Note that these are key business indicators only and the Company expects to update its financials results when the Company files its Form 10-Q for the first quarter of 2007.

Note: Certain statements in this Current Report on Form 8-K concerning InPhonic’s revenue restatement, results or prospects are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, InPhonic, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: the completion of our restatement, which could result in changes in revenue and losses reported for the quarterly periods ended June 30, 2006, September 30, 2006 and December 31, 2006 and year-ended December 31, 2006 that differ from the amounts disclosed herein; the completion of the review of the fiscal year ended December 31, 2005; our ability to complete the restatement in a timely manner and timely file all required reports under the Securities Exchange Act of 1934; our ability to maintain our NASDAQ Global Markets listing; our ability to remediate the material weaknesses in internal controls over financial reporting; our fluctuating operating results, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, the strength of our brand, competition, our ability to fulfill orders; and other risks described in filings with the Securities and Exchange Commission. InPhonic makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Lawrence S. Winkler
Name: Lawrence S. Winkler
Title: Chief Financial Officer, Executive Vice President and Treasurer

/s/ David A. Steinberg
Name: David A. Steinberg
Title: Chairman and Chief Executive Officer

Date: May 3, 2007